FORM 55-102F6
Notice - Collection and Use of Personal Information: The personal information required under this form is collected on behalf of and used by the securities regulatory authorities set out below for purposes of the administration and enforcement of certain provisions of the securities legislation in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and Newfoundland. Some of the required information will be made public pursuant to the securities legislation in each of the jurisdictions indicated above. Other required information will remain confidential and will not be disclosed to any person or company except to any of the securities regulatory authorities or their authorized representatives If you have any questions about the collection and use of this information, you may contact the securities regulatory authority in any jurisdiction(s) in which the required information is filed, at the address(es) or telephone number(s) set out on the back of this report.

INSIDER REPORT

(See instructions on the back of this report)

NOTE: July 0/03-Consolidated version of form, as recently amended-For your convenience-Effective in Alta.. B.C.. Man... Mewf/Lab.. Ont... and Que. and in other iuris.. at a later date.
BOX 1.	NAME OF THE REPORTING ISSUER (BLOCK LETTERS)						BOX 3. NAME, ADDRESS AND TELEPHONE NUMBER OF THE INSIDER (BLOCK LETTERS)					BOX 4. JURISDICTION(S) WHERE THE ISSUER IS A REPORTING ISSUER OR THE EQUIVALENT

MICROMEM TECHNOLOGIES INC.							FAMILY NAME OR CORPORATE NAME
KENNEDY
							GIVEN NAMES					ALBERTA
							GEORGE						ONTARIO
							NO.	STREET		APT		BRITISH COLUMBIA
BOX 2.	INSIDER DATA						5140 E.DESERT EAGLE						QUEBEC
							CITY					MANITOBA
RELATIONSHIP(S) TO REPORTING ISSUERS			DATE OF LAST REPORT FILED	DD	MM	YY	MARANA						SASKATCHEWAN
			OR	15	02	06	PROV			POSTAL CODE		NEWFOUNDLAND
4							ARIZONA			85653
				DD	MM	YY	BUSINESS TELEPHONE NUMBER		CHANGE IN NAME, NUMBER OR TELEPHONE NUMBER FROM LAST REPORT	Yes	No	NOVA SCOTIA
CHANGE IN RELATIONSHIP FROM LAST REPORT	YES	NO	IF INITIAL REPORT DATE YOU BECAME AN INSIDER				520 - 579 - 7102 EXT
BUSINESS FAX NUMBER

BOX 5. INSIDER HOLDINGS AND CHANGES (IF INITIAL REPORT, COMPLETE SECTIONS A D E AND F ONLY. SEE ALSO INSTRUCTIONS TO BOX 5)
		C
A	B	TRANSACTIONS								D	E	F

	BALANCE OF CLASS OF SECURITIES ON LAST REPORT									PRESENT BALANCE OF CLASS OF SECURITIES HELD	DIRECT /INDIRECT OWNDERSHIP / CONTROL OR DIRECTION	IDENTIFY THE REGISTERED HOLDER WHERE OWNERSHIP IS INDIRECT OR WHERE CONTROL OR DIRECTION IS EXERCISED
DESIGNATION OF CLASS OF SECURITIES			DATE			NUMBER/VALUE ACQUIRED	NUMBER/VALUE DISPOSED OF	UNIT PRICE /EXERCISE PRICE	$ US
					NATURE

		DD	MM	YY

COMMON SHARE OPTIONS	150,000	25	05	06	51		150,000	0.30		0	1
COMMON SHARES	150,000	25	05	06	51	150,000		0.30		300,000	1

BOX 6. REMARKS

ATTACHMENT	YES	NO

This form is used as a uniform report for the insider reporting requirements under all provincial securities Acts. The terminology used is generic to accommodate the various Acts.			The undersigned certifies that the information given in this report is true and complete in every respect. It is an offence to submit information that, in a material respect and at the time and in the light of the circumstances in which it is submitted, is misleading or untrue.

CORRESPONDENCE	ENGLISH	FRENCH
BOX 7. SIGNATURE
KEEP A COPY FOR YOUR FILE
			NAME (BLOCK LETTERS)	SIGNATURE		DD	MM	YY
			GEORGE KENNEDY	/S/ GEORGE KENNEDY	DATE OF THIS REPORT	08	06	06